UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 30, 2006
THERMADYNE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-22378 (Commission File Number)	74-2482571 (I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Suite 300 Chesterfield, Missouri (Address of principal executive offices)	63017 (Zip Code)
(636) 728-3000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.05. Costs Associated with Exit or Disposal Activities.
     On December 30, 2006, the Board of Directors and management of Thermadyne Holdings Corporation (the “Company”) committed to discontinue its manufacturing operations in Brazil (“Thermadyne Brazil”). Employees in Brazil were informed of this decision on February 16, 2007. Thermadyne Brazil was acquired approximately nine years ago in concert with the Company’s ten year agreement to supply a customer in Brazil from a Brazilian manufacturing operation. Operations will be gradually reduced throughout 2007 until shut-down no later than September 2007, with the results shown as discontinued operations in the Company’s financial statements as of December 31, 2006.
     The Company is in the process of finding a buyer or buyers for the property and equipment and certain product lines of business. The Company is also in discussions with the primary customer of Thermadyne Brazil to provide cutting and welding equipment to the customer from other manufacturing locations and the transition of other product lines to other suppliers.
     The Company expects to incur charges in connection with the shut-down as described in Item 2.06 below. The description of such material charges in Item 2.06 is incorporated by reference in this Item 2.05.
Item 2.06. Material Impairments.
     On December 30, 2006, the Company concluded that an impairment charge is required as a result of the shut-down described in Item 2.05 above. The Company estimates the impairment charge, primarily related to the writing off of goodwill, property, and equipment, as $15 million to $18 million, which will be recorded in the fourth quarter of fiscal 2006. The Company estimates that approximately $2 million to $3 million of the impairment charge will result in future cash expenditures.
Item 7.01. Regulation FD Disclosure.
     As noted in Item 2.05 above, the Company will discontinue manufacturing operations, dispose of all assets and shut down Thermadyne Brazil. The preliminary unaudited 2006 sales for this entity were approximately $14 million. The preliminary unaudited 2006 loss from its operations before taxes for this entity was $4 million, which includes a deduction for depreciation and amortization of approximately $900,000.
     The information under this Item 7.01 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:        February 21, 2007

THERMADYNE HOLDINGS CORPORATION
By:	/s/ Patricia S. Williams
	Name:	Patricia S. Williams
	Title:	Vice President, General Counsel and Corporate Secretary

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